Exhibit 99.1

Azenta Announces CFO Transition

Industry Veteran Herman Cueto Named CFO

Azenta CFO Lindon Robertson to Retire

Company Reaffirms Guidance for Fourth Quarter Fiscal 2023

BURLINGTON, Mass., Sept. 26, 2023 /PRNewswire/ – Azenta, Inc. (Nasdaq: AZTA) today announced that Herman Cueto will join Azenta as Executive Vice President and Chief Financial Officer, effective October 16. Mr. Cueto, who comes from BD (Becton, Dickinson and Company, NYSE: BDX), will succeed Azenta CFO Lindon Robertson, who is retiring and will remain as an advisor to facilitate a seamless transition.

Steve Schwartz, Azenta President and Chief Executive Officer, said, “We are thrilled to welcome Herman to Azenta. He brings a combination of extensive industry experience and finance expertise, including developing and executing strategies to reduce complexity and enhance value. I look forward to collaborating with him as we work to accelerate revenue growth, drive sustainable margin expansion and create value for shareholders as a pure-play life sciences company.”

Mr. Cueto joins Azenta from BD, which he joined in 2017 through its acquisition of C.R. Bard. Mr. Cueto most recently served at BD as Senior Vice President of Finance, overseeing Segments / Regions / BP&A / Operations. He formerly served as Senior Vice President and Chief Financial Officer of BD’s Medical Segment, BD’s largest operating unit, as well as overseeing finance’s functional responsibility for Operations and Global Supply Chain. Prior to BD, Mr. Cueto was at C.R. Bard for fourteen years, most recently as Vice President and Group CFO. He earned a Bachelor of Science and Master’s degree from Fairleigh Dickinson University and a Master of Business Administration degree from Seton Hall University. Mr. Cueto is also a Certified Public Accountant licensed in the State of New Jersey.

Mr. Cueto said, “I am excited to join Azenta at such a pivotal time for the Company and its industry. Azenta is known for its cutting-edge, life sciences technology and unique role in the sample management ecosystem. I look forward to working closely with Steve and team as Azenta continues to enable breakthroughs faster and bring essential therapies to those who need them most.”

Dr. Schwartz continued, “On behalf of the Board, management team and entire Company, we thank Lindon for his tremendous contributions to Azenta over the past decade. He has been instrumental in our financial and strategic positioning as we transformed from a small business within Brooks Automation, to a pure-play, publicly traded life sciences company generating more than $600 million in revenue. We are grateful to Lindon for his leadership and wish him all the best in his retirement.”

Company Reaffirms Fourth Quarter Fiscal 2023 Guidance

Azenta is reaffirming its fourth quarter fiscal 2023 guidance provided in its third quarter 2023 earnings materials on August 8, 2023.

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally.

Azenta is headquartered in Burlington, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

"Safe Harbor Statement" under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta's financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively, the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com